UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2005

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip code)

(303) 268-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2005, the United States Bankruptcy Court for the Southern District of New York  entered an order authorizing Adelphia Communications Corporation (the “Company”) to implement several compensation and retention-related measures for Vanessa A. Wittman, Executive Vice President and Chief Financial Officer, and Brad M. Sonnenberg, Executive Vice President, General Counsel and Secretary, as follows:  (i) increase Ms. Wittman’s base salary from $490,000 to $600,000, effective as of January 1, 2005; (ii) increase Mr. Sonnenberg’s base salary from $266,000 to $325,000, effective as of January 1, 2005; (iii) increase Mr. Sonnenberg’s bonus opportunity from 60% to 80% of his base salary under the Company’s 2005 Short-Term Incentive Plan (“STIP”), which bonus amount will be determined based on the Company’s performance in relation to certain financial and operational targets, such that Mr. Sonnenberg could realize a STIP bonus of $260,000 at target; (iv) provide Ms. Wittman and Mr. Sonnenberg with stay bonuses, whereby they may become eligible to receive stay bonuses in an amount that is equal to one and one-half times their base salaries payable as of the earlier of consummation of a plan of reorganization or a sale of the Company; (v) provide Ms. Wittman and Mr. Sonnenberg with sale bonuses, whereby in the event of a sale of the Company, they may become eligible to receive sale bonuses in an amount that is equal to two times their base salaries; and (vi) amend the Company’s Amended and Restated Performance Retention Plan (the “PRP”) to provide that the Compensation Committee of the Company’s Board of Directors has the discretion to cause 100% of their PRP awards to vest if Ms. Wittman or Mr. Sonnenberg is terminated in connection with a sale or other disposition of a  “strategic cluster” of cable systems operated by the Company in certain geographic locations in accordance with the PRP.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC, a subsidiary of Time Warner Cable Inc., the cable subsidiary of Time Warner Inc., and Comcast Corporation is approved and consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company and government investigations of the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies, and other inputs, the Company’s ability to upgrade its network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005	ADELPHIA COMMUNICATIONS CORPORATION

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and
Secretary